UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

FREQUENCY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39062	47-2324450
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, 2nd Floor

Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

(866) 389-1970

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FREQ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On March 23, 2021, Frequency Therapeutics, Inc. (the “Company”) posted an updated corporate slide presentation in the “Investors & Media” portions of its website at www.frequencytx.com. In the presentation, the Company disclosed that its unaudited cash and cash equivalents as of December 31, 2020 were approximately $220.3 million, excluding restricted cash. A copy of the slide presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

The information contained in Item 2.02 of this Form 8-K is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2020 and its results of operations for the three months and year ended December 31, 2020. The audit of the Company’s consolidated financial statements for the year ended December 31, 2020 is ongoing and could result in changes to the information set forth above.

Item 7.01.	Regulation FD Disclosure.

The contents of Item 2.02 of this Current Report are incorporated herein by reference.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On March 23, 2021, the Company announced topline, day-90 data from its FX-322 Phase 2a study. The interim results show that four weekly injections in subjects with mild to moderately severe sensorineural hearing loss (“SNHL”) did not demonstrate improvements in hearing measures versus placebo. No treatment-related serious adverse events were observed in the study. The Company also announced new data from a parallel study demonstrating hearing improvement from a single injection of FX-322. The Company plans to advance further development of FX-322 as a single dose regimen.

In the four-arm Phase 2a study, 95 subjects aged 18-65 were evaluated for hearing improvement using Word Recognition (“WR”), Words-In-Noise (“WIN”), pure tone audiometry and additional exploratory measures. All subjects were administered a total of four weekly intratympanic injections comprised of zero, one, two, or four doses of FX-322 with the balance of injections comprised of placebo doses.

While WR scores increased across all groups, repeated weekly injections appeared to dampen the hearing benefit observed compared to other single injection-studies. The Phase 2a interim results also showed an unexpected apparent level of hearing benefit in the placebo group that did not occur in previous trials and exceeded well-established published standards, potentially suggesting bias due to trial design. Given these challenges observed in the Phase 2a study design, there was no discernible hearing benefit of FX-322 over placebo. The Company plans to report final results of the study in late Q2 2021.

The Company also announced preliminary results from a recently completed open-label, single-dose study of FX-322 designed to evaluate the impact of injection conditions on tolerability. In the multi-center, randomized study, subjects with mild to severe SNHL (n=33) were injected in one ear with FX-322 with the untreated ear as the control. Hearing function was tested over the course of 90 days following dosing.

At day 90 following dosing, thirty-four percent (34%) of subjects achieved a ten percent (10%) or greater absolute improvement in WR scores in the treated ear, which was clinically meaningful and statistically significant compared to the untreated ear (p <0.05). This included a subset of subjects that more than doubled their WR scores. The single dose had a favorable safety profile and was well tolerated. These latest results are supportive of the data reported in the prior single dose Phase 1/2 study, recently published in the peer-reviewed journal Otology & Neurotology.

Clinical development activities are ongoing to evaluate FX-322’s clinical profile in patients with age-related hearing loss (“ARHL”) and severe SNHL, to identify additional patient populations that may benefit from this potentially restorative therapeutic approach.

This includes a double-blind, placebo-controlled Phase 1b study of subjects with ARHL (ages 66-85), which is fully enrolled with 30 subjects. The primary objectives of the Phase 1b ARHL study are to assess the local and systemic safety of a single dose of FX-322 and evaluate hearing responses in an older adult cohort. Study participants were randomized 4:1 to receive either FX-322 or placebo in one ear. Validated measures of hearing including WR, WIN and pure tone audiometry were used. Safety, otologic and audiologic assessments were conducted at days 30 and 90 following administration of FX-322 or placebo. The Company expects to share results from this study in Q2 2021.

The Company is also conducting an FX-322 Phase 1b study of up to 30 subjects ages 18-65 with severe SNHL. This study, which has a similar study design as the ARHL study, is continuing to enroll subjects and results are anticipated in Q3 2021.

On March 23, 2021, the Company issued a press release in connection with the foregoing, which is furnished as Exhibit 99.2 to this Current Report. Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the interpretation and implications of the results of the interim day-90 Phase 2a data and the data from the open-label, single-dose study, including advancing FX-322 as a single-dose regimen, the timing of results from the Company’s clinical studies, the impact of the trial design of the Phase 2a study, and the design and timing of future studies of and clinical development path for FX-322.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on the Company’s ongoing and planned clinical trials, research and development and manufacturing activities, the relocation of the Company’s offices and laboratory facilities, the Company’s business and financial markets; the Company has incurred and will continue to incur significant losses and is not and may never be profitable; the Company’s need for additional funding to complete development and commercialization of any product candidate; the Company’s dependence on the development of FX-322; the unproven approach of the PCA platform; the lengthy, expensive and uncertain process of clinical drug development and regulatory approval; limited experience successfully obtaining marketing approval for and commercializing product candidates; the results of earlier clinical trials not being indicative of the results from later clinical trials; differences between preliminary or interim data and final data; adverse events or undesirable side effects; disruptions at the FDA and other regulatory agencies; failure to identify additional product candidates; new or changed legislation; failure to maintain Fast Track designation for FX-322 and such designation failing to result in faster development or regulatory review or approval; costly and damaging litigation, including related to product liability or intellectual property or brought by stockholders; dependence on Astellas Pharma Inc. for the development and commercialization of FX-322 outside of the United States; misconduct by employees or independent contractors; reliance on third parties, including to conduct clinical trials and manufacture product candidates; compliance with laws and regulations, including healthcare and environmental, health, and safety laws and regulations; failure to obtain, maintain and enforce protection of patents and other intellectual property; security breaches or failure to protect private personal information; attracting and retaining key personnel; and ability to manage growth.

These and other important factors discussed under the caption “Risk factors” in the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 16, 2020 and its other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits relate to Items 2.02, 7.01 and 8.01, and shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Frequency Therapeutics, Inc. Corporate Slide Presentation as of March 23, 2021

99.2	Press Release issued by Frequency Therapeutics, Inc. on March 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY THERAPEUTICS, INC.

Date: March 23, 2021	By:	/s/ Peter P. Pfreundschuh
	Name:	Peter P. Pfreundschuh
	Title:	CFO